DEPOSIT AGREEMENT

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                                  by and among

                               AU OPTRONICS CORP.

                                       AND

                                 CITIBANK, N.A.,
                                 as Depositary,

                                       AND

                        THE HOLDERS AND BENEFICIAL OWNERS
                   OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
                  AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

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                            Dated as of May 29, 2002

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                                TABLE OF CONTENTS

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ARTICLE I
DEFINITIONS.......................................................................................................2

   Section 1.1        "ADS Record Date"...........................................................................2
   Section 1.2        "Affiliate".................................................................................2
   Section 1.3        "American Depositary Share(s)"..............................................................2
   Section 1.4        "Applicant".................................................................................2
   Section 1.5        "Beneficial Owner"..........................................................................2
   Section 1.6        "Bonds".....................................................................................3
   Section 1.7        "Business Day"..............................................................................3
   Section 1.8        "Certificate(s) of Payment" and "COP(s)"....................................................3
   Section 1.9        "Commission"................................................................................3
   Section 1.10       "Company"...................................................................................3
   Section 1.11       "Custodian".................................................................................3
   Section 1.12       "Deliver" and "Delivery"....................................................................3
   Section 1.13       "Deposit Agreement".........................................................................3
   Section 1.14       "Depositary"................................................................................3
   Section 1.15       "Deposited Securities"......................................................................3
   Section 1.16       "Dollars" and "$"...........................................................................4
   Section 1.17       "DTC".......................................................................................4
   Section 1.18       "DTC Participant"...........................................................................4
   Section 1.19       "Eligible Securities".......................................................................4
   Section 1.20       "Eligible Securities Registrar".............................................................4
   Section 1.21       "Entitlement Certificate(s)" and "ECs"......................................................4
   Section 1.22       "Exchange Act"..............................................................................4
   Section 1.23       "Foreign Currency"..........................................................................4
   Section 1.24       "Holder"....................................................................................5
   Section 1.25       "Initial Deposit"...........................................................................5
   Section 1.26       "NT dollars" and "NT$"......................................................................5
   Section 1.27       "Offering"..................................................................................5
   Section 1.28       "Pre-Cancellation Sale".....................................................................5
   Section 1.29       "Pre-Release Transaction"...................................................................5
   Section 1.30       "Principal Office"..........................................................................5
   Section 1.31       "Prospectus"................................................................................5
   Section 1.32       "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)".................................5
   Section 1.33       "Registrar".................................................................................5
   Section 1.34       "Republic of China", "ROC" and "Taiwan".....................................................6
   Section 1.35       "Restricted Securities".....................................................................6
   Section 1.36       "Restricted ADRs" , "Restricted ADS(s)" and "Restricted Shares".............................6
   Section 1.37       "Securities Act"............................................................................6
   Section 1.38       "SFC".......................................................................................6
   Section 1.39       "Shares"....................................................................................6
   Section 1.40       "Share American Depositary Share(s)" and "Share ADS(s)".....................................7
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   Section 1.41       "Share American Depositary Receipt(s)" and "Share ADR(s)"...................................7
   Section 1.42       "Shareholder Notice"........................................................................7
   Section 1.43       "Taiwan Securities Central Depository"......................................................7
   Section 1.44       "Taiwan Stock Exchange" and "TSE"...........................................................7
   Section 1.45       "Temporary ADS(s)"..........................................................................7
   Section 1.46       "Temporary ADR(s)"..........................................................................7
   Section 1.47       "Temporary EC ADS(s)".......................................................................7
   Section 1.48       "Temporary EC ADR(s)".......................................................................7
   Section 1.49       "Temporary COP ADS(s)"......................................................................8
   Section 1.50       "Temporary COP ADR(s)"......................................................................8
   Section 1.51       "Trust Deed"................................................................................8
   Section 1.52       "United States".............................................................................8
   Section 1.53       "Voting Representative".....................................................................8

ARTICLE II
APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT OF ELIGIBLE SECURITIES; EXECUTION AND DELIVERY, TRANSFER AND
SURRENDER OF RECEIPTS.............................................................................................8

   Section 2.1        Appointment of Depositary...................................................................8
   Section 2.2        Form and Transferability of Receipts........................................................9
   Section 2.3        Deposit with Custodian.....................................................................10
   Section 2.4        Registration and Safekeeping of Deposited Securities.......................................12
   Section 2.5        Execution and Delivery of Receipts.........................................................13
   Section 2.6        Transfer, Combination and Split-up of Receipts.............................................13
   Section 2.7        Surrender of ADSs and Withdrawal and Sale of Deposited Securities..........................14
   Section 2.8        Additional Limitations on Execution and Delivery, Transfer, etc.
                      of Receipts; Suspension of Delivery, Transfer, etc.........................................16
   Section 2.9        Lost Receipts, etc.........................................................................17
   Section 2.10       Cancellation and Destruction of Surrendered Receipts;
                      Maintenance of Records.....................................................................18
   Section 2.11       Partial Entitlement ADSs...................................................................18
   Section 2.12       Temporary COP ADSs.........................................................................18
   Section 2.13       Temporary EC ADSs..........................................................................20
   Section 2.14       Restricted ADSs............................................................................22

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL
OWNERS OF ADSs...................................................................................................23

   Section 3.1        Proofs, Certificates and Other Information.................................................23
   Section 3.2        Liability for Taxes and Other Charges......................................................24
   Section 3.3        Representations and Warranties on Deposit of Eligible Securities...........................24
   Section 3.4        Compliance with Information Requests.......................................................25
   Section 3.5        Ownership Restrictions.....................................................................26
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ARTICLE IV
THE DEPOSITED SECURITIES.........................................................................................26

   Section 4.1        Cash Distributions.........................................................................26
   Section 4.2        Distribution in Eligible Securities........................................................27
   Section 4.3        Elective Distributions in Cash or Eligible Securities......................................27
   Section 4.4        Distribution of Rights to Purchase Additional ADSs.........................................28
   Section 4.5        Distributions Other Than Cash, Eligible Securities or
                      Rights to Purchase Eligible Securities.....................................................30
   Section 4.6        Intentionally Omitted......................................................................31
   Section 4.7        Intentionally Omitted......................................................................31
   Section 4.8        Conversion of Foreign Currency.............................................................31
   Section 4.9        Fixing of ADS Record Date..................................................................31
   Section 4.10       Voting of Deposited Securities.............................................................32
   Section 4.11       Changes Affecting Deposited Securities.....................................................35
   Section 4.12       Available Information......................................................................35
   Section 4.13       Reports....................................................................................36
   Section 4.14       List of Holders............................................................................36
   Section 4.15       Taxation...................................................................................36

ARTICLE V
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY....................................................................37

   Section 5.1        Maintenance of Office and Transfer Books by the Registrar..................................37
   Section 5.2        Exoneration................................................................................37
   Section 5.3        Standard of Care...........................................................................38
   Section 5.4        Resignation and Removal of the Depositary;
                      Appointment of Successor Depositary........................................................39
   Section 5.5        The Custodian..............................................................................40
   Section 5.6        Notices and Reports........................................................................40
   Section 5.7        Issuance of Additional Shares, ADSs, etc...................................................41
   Section 5.8        Indemnification............................................................................42
   Section 5.9        Fees and Charges of Depositary.............................................................42
   Section 5.10       Pre-Release Transactions and Pre-Cancellation Sales........................................43
   Section 5.11       Restricted Securities Owners...............................................................44

ARTICLE VI
AMENDMENT AND TERMINATION........................................................................................44

   Section 6.1        Amendment/Supplement.......................................................................44
   Section 6.2        Termination................................................................................45

ARTICLE VII
MISCELLANEOUS....................................................................................................46

   Section 7.1        Counterparts...............................................................................46
   Section 7.2        No Third-Party Beneficiaries...............................................................46
   Section 7.3        Severability...............................................................................47
   Section 7.4        Holders and Beneficial Owners as Parties; Binding Effect...................................47
   Section 7.5        Notices....................................................................................47
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   Section 7.6        Governing Law and Jurisdiction.............................................................48
   Section 7.7        Assignment.................................................................................49
   Section 7.8        Compliance with U.S. Securities Laws.......................................................49
   Section 7.9        Titles and References......................................................................49

EXHIBITS

Exhibit A Form of Receipt.......................................................................................A-1
Exhibit B Fee Schedule..........................................................................................B-1
Exhibit C Certification Upon Withdrawal.........................................................................C-1
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

                                DEPOSIT AGREEMENT

            DEPOSIT AGREEMENT, dated as of May 29, 2002 (this Deposit Agreement and all Exhibits hereto, as amended and supplemented from time to time in accordance with its terms, the "Deposit Agreement"), by and among (i) AU OPTRONICS CORP., a company incorporated under the laws of the Republic of China, and its successors (the "Company"), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

                         W I T N E S S E T H   T H A T:

            WHEREAS, the Company has duly authorized the issuance of, and has outstanding, shares of common stock, having a par value of NT$10.00 per share (the "Shares"), which are listed for trading on the Taiwan Stock Exchange; and

            WHEREAS, the Company and the Depositary desire to provide for the deposit of the Shares and the creation of (i) American Depositary Shares (the "ADSs") represented by American Depositary Receipts, the ADSs representing the Shares so deposited upon the terms set forth herein listed for trading on the New York Stock Exchange, Inc. (the depositary receipts facility for such ADSs, the "ADS Facility"); and

            WHEREAS, the Company wishes to provide for the deposit of Certificates of Payment (as hereinafter defined) and the creation of "Temporary COP American Depositary Shares" representing the Certificates of Payment so deposited upon the terms set forth herein (the "Temporary COP ADSs") listed for trading on the New York Stock Exchange, Inc. (the depositary receipts facility for such Temporary COP ADSs, the "COP ADS Facility"); and

            WHEREAS, the Company wishes to provide for the deposit of Entitlement Certificates (as hereinafter defined), and for the creation of Temporary EC ADSs representing the Entitlement Certificates so deposited upon the terms set forth herein (the "Temporary EC ADSs", together with the Temporary COP ADSs, the "Temporary ADSs"), (the EC ADS Facility, together with the ADS Facility and the COP ADS Facility, the "ADS Facilities"); and

            WHEREAS, the Depositary is willing to act as the Depositary for the ADS Facilities upon the terms set forth in this Deposit Agreement; and

            WHEREAS, the American Depositary Receipts evidencing each series of the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

            WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of the ADS Facilities upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

            Section 1.1 "ADS Record Date" shall have the meaning given to such term in Section 4.9.

            Section 1.2 "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

            Section 1.3 "American Depositary Share(s)" and "ADS(s)" shall mean, individually or collectively, as the context may require, the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders (as hereinafter defined) and Beneficial Owners (as hereinafter defined) pursuant to the terms and conditions of this Deposit Agreement and the American Depositary Receipts issued hereunder to evidence such ADSs. Each American Depositary Share shall represent (i) in the case of Share ADSs (as hereinafter defined) ten (10) Shares, (ii) in the case of Temporary COP ADSs, an undivided interest in a Certificate of Payment deposited by the Company with the Custodian and representing the irrevocable right to receive the aggregate number of Shares from the Company, each Temporary COP ADS representing an undivided interest in the irrevocable right to receive ten (10) Shares from the Company, and (iii) in the case of Temporary EC ADSs, Entitlement Certificates, each representing the irrevocable right to receive ten (10) Shares in each case until there shall occur a distribution upon Deposited Securities referred to in Section 4.2, or a change in Deposited Securities referred to in Section 4.11, with respect to which additional American Depositary Shares are not issued, and thereafter each American Depositary Share shall represent the Deposited Securities determined in accordance with the terms of such Sections. Unless otherwise specifically set forth in this Deposit Agreement or the applicable ADR (as hereinafter defined), the terms "American Depositary Shares" and "ADSs" shall include Temporary COP ADSs and Temporary EC ADSs, individually or collectively, as the context may require.

            Section 1.4 "Applicant" shall have the meaning given to such term in
Section 5.10.

            Section 1.5 "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of the ADR(s) evidencing such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADR(s) evidencing the ADS(s) owned by such Beneficial Owner.


                                       2
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            Section 1.6 "Bonds" shall mean any convertible or exchangeable promissory note or bond issued pursuant to the terms of any Trust Deed (as hereinafter defined) that may be converted according to its terms into, or exchanged according to its terms for, (i) Shares or Entitlement Certificates or
(ii) ADSs.

            Section 1.7 "Business Day" shall mean any day on which both the banks in Taipei and the banks in New York are open for business.

            Section 1.8 "Certificate(s) of Payment" and "COP(s)" shall mean the Certificate(s) of Payment issued by the Company evidencing the irrevocable right to receive Shares from the Company in connection with the Offering or any subsequent offerings of the same nature as the Offering.

            Section 1.9 "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

            Section 1.10 "Company" shall mean AU Optronics Corp., a company incorporated and existing under the laws of the Republic of China, and its successors.

            Section 1.11 "Custodian" shall mean, as of the date hereof, Citibank, N.A., (Taipei), having its principal office at B1, No. 16, Nanking E. Road, Sec. 4, Taipei, Taiwan, Republic of China, as the custodian for the purposes of this Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term "Custodian" shall mean any Custodian individually or all Custodians collectively, as the context requires.

            Section 1.12 "Deliver" and "Delivery" shall mean, when used in respect of ADSs, Deposited Securities and Eligible Securities (as such terms are hereinafter defined) and to the extent permissible under the laws of the Republic of China, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the electronic delivery of such securities by means of book-entry transfer through the Taiwan Securities Central Depository Co., Ltd., if available.

            Section 1.13 "Deposit Agreement" shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms hereof.

            Section 1.14 "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

            Section 1.15 "Deposited Securities" shall mean, collectively or individually, as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs (as such term is hereinafter defined), Shares, (b) with respect to Temporary COP ADSs (as such term is


                                       3
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hereinafter defined), Certificates of Payment, and (c) with respect to Temporary
EC ADSs (as such term is hereinafter defined), Entitlement Certificates, in each case, at any time deposited under this Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.8. Notwithstanding anything else contained herein, the securities, property and cash delivered to the Custodian in respect of Shares and Entitlement Certificates, and any other deposited securities, from and after the date hereof, shall be considered to be and treated as, Deposited Securities hereunder in all respects. The collateral delivered in connection with Pre-Release Transactions and/or Pre-Cancellation Sales in each case as described in Section
5.10 hereof, shall not constitute Deposited Securities.

            Section 1.16 "Dollars" and "$" shall refer to the lawful currency of the United States.

            Section 1.17 "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

            Section 1.18 "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

            Section 1.19 "Eligible Securities" shall mean, collectively or individually as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs (as such term is hereinafter defined), Shares, (b) with respect to Temporary COP ADSs (as such term is hereinafter defined), Certificates of Payment and (c) with respect to Temporary EC ADSs (as such term is hereinafter defined), Entitlement Certificates, in each case to the extent eligible for deposit hereunder at any time and from time to time from and after the date hereof.

            Section 1.20 "Eligible Securities Registrar" shall mean National Securities Corp., or any other institution organized under the laws of the Republic of China appointed by the Company to carry out the duties of registrar for holders of (a) Shares, (b) Certificates of Payment and (c) Entitlement Certificates, and any successor thereto.

            Section 1.21 "Entitlement Certificate(s)" and "ECs" shall mean the scrip known as "Certificates Exchangeable for Shares" to be issued to holders of Bonds in connection with the exercise of conversion or exchange rights of the Bonds. Entitlement Certificates evidence the irrevocable right to receive Shares from the Company after completion of the necessary corporate amendment registration by the Company.

            Section 1.22 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

            Section 1.23 "Foreign Currency" shall mean any lawful currency other than Dollars.


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            Section 1.24 "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs evidenced by such Receipt.

            Section 1.25 "Initial Deposit" shall mean the initial deposit of Shares or Certificates of Payment, as the case may be, in connection with the Offering (as hereinafter defined).

            Section 1.26 "NT dollars" and "NT$" shall refer to the lawful currency of Taiwan, Republic of China.

            Section 1.27 "Offering" shall mean the offering of ADSs in the United States and in countries other than the Republic of China as contemplated by the Underwriting Agreements, dated as of May 23, 2002, by and among Salomon Smith Barney, Inc., as representatives of the several underwriters listed in
Schedule I thereto, the Company and certain of the Company's shareholders.

            Section 1.28 "Pre-Cancellation Sale" shall have the meaning set forth in Section 5.10(b).

            Section 1.29 "Pre-Release Transaction" shall have the meaning set forth in Section 5.10(a).

            Section 1.30 "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, New York, New York 10043, U.S.A.

            Section 1.31 "Prospectuses" shall mean the Company's Prospectuses, dated May 23, 2002, delivered in connection with the Offering pursuant to the Company's Registration Statement on Form F-1 (Reg. No. 333-87418), filed with the Commission on May 15, 2002 and declared effective on May 22, 2002.

            Section 1.32 "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of American Depositary Shares and may, in the case of American Depositary Shares held through a central depository such as DTC, be in the form of a "Balance Certificate." Unless otherwise specifically set forth herein, the term "Receipts" shall include the Temporary ADRs evidencing the Temporary EC ADSs or the Temporary COP ADSs issued hereunder, individually or collectively, as the context may require.

            Section 1.33 "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

            Section 1.34 "Republic of China", "ROC" and "Taiwan" shall mean the Republic of China.

            Section 1.35 "Restricted Securities" shall mean collectively or individually, as the context may require, Eligible Securities, Deposited Securities or ADSs, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or a chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act (as hereinafter defined) or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under (a) the laws of the United States, (b) the laws of the Republic of China, (c) a shareholders' agreement, (d) the Articles of Incorporation of the Company, or (e) the regulations of an applicable securities exchange unless, in each case, (x) such Eligible Securities, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (i) covered by an effective resale registration statement, or (ii) exempt from the registration requirements of the Securities Act (as hereinafter defined), and (y) the Eligible Securities, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

            Section 1.36 "Restricted ADRs" , "Restricted ADS(s)" and "Restricted Shares" shall have the respective meanings set forth in Section 2.14.

            Section 1.37 "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

            Section 1.38 "SFC" shall mean the ROC Securities and Futures Commission, as further described in Section 2.3 hereof.

            Section 1.39 "Shares" shall mean the Company's shares of common stock, each having a par value of NT$10.00 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after obtaining written consent from the Company, include evidence of the right to receive Shares (other than Entitlement Certificates or Certificates of Payment); provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, reclassification, exchange, conversion, or other event.

            Section 1.40 "Share American Depositary Receipt(s)" and "Share ADR(s)" shall mean the Receipts issued by the Depositary to evidence Share ADSs issued under the terms of this Deposit Agreement, as such Share ADRs may be amended from time to time in accordance with the provisions hereof. A Share ADR may evidence any number of Share ADSs and may, in the case of Share ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate". Share ADRs shall, unless otherwise specifically set forth herein, be deemed to be Receipts for all purposes under this Deposit Agreement.

            Section 1.41 "Share American Depositary Share(s)" and "Share ADS(s)" shall mean the rights and interests in deposited Shares granted to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and the Share ADRs issued hereunder to evidence such Share ADSs. Share ADSs shall, unless otherwise specifically set forth herein, be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

            Section 1.42 "Shareholder Notice" shall have the meaning given to such term in Section 4.10(b).

            Section 1.43 "Taiwan Securities Central Depository Co., Ltd." shall mean the central depository for Shares and Entitlement Certificates in the Republic of China, and any successor thereto.

            Section 1.44 "Taiwan Stock Exchange" and "TSE" shall mean the stock exchange in Taiwan, Republic of China, upon which the Company's Shares are listed for trading and any successor stock exchange thereto.

            Section 1.45 "Temporary ADS(s)" shall mean, collectively or individually as the context requires, the Temporary EC ADSs and/or the Temporary COP ADSs, each as issued under the terms of this Deposit Agreement. Unless otherwise specifically set forth herein, Temporary ADSs shall be deemed for all purposes to be American Depositary Shares or ADSs issued under the terms of this Deposit Agreement.

            Section 1.46 "Temporary ADR(s)" shall mean, collectively or individually as the context requires, the Temporary EC ADRs and/or the Temporary COP ADRs, each as issued under the terms of this Deposit Agreement. Unless otherwise specifically set forth herein, Temporary ADRs shall be deemed for all purposes to be Receipts issued under the terms of this Deposit Agreement.

            Section 1.47 "Temporary EC ADS(s)" shall mean the rights and interests in deposited Entitlement Certificates issued to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement (including, without limitation, Section 2.13 hereof) and the applicable Temporary EC ADR(s) (as defined below) issued hereunder to evidence such Temporary EC ADSs. Temporary EC ADSs shall, unless otherwise specifically set forth herein, be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

            Section 1.48 "Temporary EC ADR(s)" shall mean the Receipts issued by the Depositary to evidence Temporary EC ADSs issued under the terms of this Deposit Agreement (including, without limitation, Section 2.13 hereof), as such Temporary EC ADRs may be amended from time to time in accordance with the terms hereof. A Temporary EC ADR may evidence any number of Temporary EC ADSs and may, in the case of Temporary EC ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate." Temporary EC ADRs shall, unless otherwise specifically set forth herein, be deemed to be Receipts for all purposes under this Deposit Agreement.

            Section 1.49 "Temporary COP ADS(s)" shall mean the rights and interests in deposited Certificate of Payment issued to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement (including, without limitation, Section 2.12 hereof) and the applicable Temporary COP ADR(s) issued hereunder to evidence such Temporary COP ADSs. Temporary COP ADSs shall, unless otherwise specifically set forth herein, be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

            Section 1.50 "Temporary COP ADR(s)" shall mean the Receipts issued by the Depositary to evidence Temporary COP ADSs issued under the terms of this Deposit Agreement (including, without limitation, Section 2.12 hereof), as such Temporary COP ADRs may be amended from time to time in accordance with the terms hereof. A Temporary COP ADR may evidence any number of Temporary COP ADSs and may, in the case of Temporary COP ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate." Temporary COP ADRs shall, unless otherwise specifically set forth herein, be deemed to be Receipts for all purposes under the Deposit Agreement.

            Section 1.51 "Trust Deed" shall mean any trust deed, trust indenture or similar agreement in respect of Bonds, as the same may be amended from time to time.

            Section 1.52 "United States" shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

            Section 1.53 "Voting Representative" shall have the meaning given to such term in Section 4.10(b).

                                   ARTICLE II

                  APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
                    DEPOSIT OF ELIGIBLE SECURITIES; EXECUTION
                AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

            Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary as its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement (including, without limitation, Sections 2.12 and 2.13 hereof), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement including, without limitation, the designation of one of the Holders and Beneficial Owners as the representative of all Holders and Beneficial Owners (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof). The Depositary shall cause its nominee, as representative of the Holders and Beneficial Owners, not to be elected as a director or supervisor of the Company.

            Section 2.2 Form and Transferability of Receipts.

            (a) Form. ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. Receipts may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The Receipts shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary. The Share ADRs, the Temporary EC ADRs and the Temporary COP ADRs shall each bear a separate and distinct CUSIP number that is different from one another and from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not Receipts issued hereunder.

            (b) Legends. The Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts or ADSs are subject by reason of the date of issuance or type of the Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the ADSs are held.

            (c) Title. Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of a Receipt (that is, the person in whose name a Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under this Deposit Agreement or any Receipt to any holder of a Receipt or any Beneficial Owner unless such holder is the Holder of such Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

            (d) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. A single ADR in the form of a "Balance Certificate" will evidence the ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only "Holder" of the ADR evidencing the ADSs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

            Section 2.3 Deposit with Custodian. The Depositary and the Company have been advised that under current ROC law, no deposits of Eligible Securities may be made in the ADS Facility, and no ADSs may be issued against such deposits, without receipt of specific approval of the ROC Securities and Futures Commission (the "SFC"), except in connection with the offering and the issuance of additional Eligible Securities in connection with (i) dividends on or free distributions of Eligible Securities, (ii) the exercise by Holders of their preemptive rights applicable to Eligible Securities evidenced by ADSs in the event of capital increases for cash or (iii) Entitlement Certificates or Shares delivered to holders of Bonds in connection with the exercise of conversion or exchange rights of Bonds for ADSs to the extent covered by SFC approval or (iv) as permitted hereunder, the purchase by any person directly or through the Depositary of Shares on the TSE or delivery of Shares to the Custodian for deposit in the ADS Facility, provided that the total number of ADSs outstanding after an issuance described in clause (iv) does not exceed the number of issued ADSs previously approved by the SFC (plus any ADSs created pursuant to clauses
(i) and (ii) above). The Depositary and the Company have been advised that under current ROC law, in calculating the number of ADSs outstanding after the ADSs have been canceled upon the withdrawal of the corresponding Shares from the ADS facility, ADSs will continue to be deemed outstanding solely for such purpose if such Shares have not been sold in the ROC market following their withdrawal and continue to be held in the form of Shares by a non-ROC person.

            Subject to applicable laws and regulations of the Republic of China and to the terms and conditions of this Deposit Agreement and applicable law, Eligible Securities or evidence of rights to receive Eligible Securities (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity, but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company maintained by the Eligible Securities Registrar, if any, are closed, by Delivery of the Eligible Securities to the Custodian. Every deposit of Eligible Securities shall be accompanied by the following: (A) (i) in the case of Eligible Securities represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, and (ii) in the case of Eligible Securities delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Eligible Securities to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Eligible Securities by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person(s) stated in such order a Receipt or Receipts for the number of ADSs representing the Eligible Securities so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in the Republic of China, provided, however, that no opinion of counsel shall be necessary in connection with the deposit by the Company of a free distribution of Eligible Securities by way of dividend or stock split (other than elective distributions), and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Eligible Securities are or have been recorded to the Depositary, the Custodian or any nominee of any distribution, or right to subscribe for additional Eligible Securities or to receive other property in respect of any such deposited Eligible Securities or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) subject to ROC law and regulations if the Eligible Securities are registered in the name of the person on whose behalf they are presented for deposit, an authorization entitling the Depositary, the Custodian or any nominee to exercise voting rights in respect of the Eligible Securities for any and all purposes until the Eligible Securities so deposited are registered in the name of the Depositary, the Custodian or any nominee, as representative of the Holders and Beneficial Owners.

            The Initial Deposit(s) of Eligible Securities into the ADR Facility will be made, by or on behalf of the Company and certain shareholders approved to sell ADSs in the Offering, by (i) the Delivery to the Custodian by the Company of Shares and/or a Certificate of Payment evidencing the irrevocable right to receive the physical share certificates representing the Shares registered in the name of the nominee of the Depositary as representative of the

Holders and Beneficial Owners, as instructed by the Depositary and (ii) the Delivery to the Custodian of Shares by or on behalf of certain selling shareholders. Subject to the terms and conditions of this Deposit Agreement, upon such Initial Deposit(s), the Depositary shall execute and deliver ADRs evidencing the ADSs representing the Deposited Securities constituting the Initial Deposit(s) in the manner provided in Section 2.5.

            Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and neither the Depositary nor the Custodian, nor any nominee, agent or person acting on their behalf, shall knowingly, accept for deposit (a) any Restricted Securities nor (b) any fractional Eligible Securities nor (c) a number of Eligible Securities which upon application of the ADS-to-Eligible Securities ratio would give rise to fractional ADSs. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit (i) whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with delivery or transfer requirements and/or ownership restrictions referred to in this Deposit Agreement or under applicable law or (ii) in the case of a deposit of Shares requested under Section 2.3 (iv), if such deposit is not permitted under any legal restriction notified by the Company to the Depositary from time to time, which restrictions may specify black-out periods during which deposits may not be made, minimum or maximum numbers of Shares and frequencies of deposit. Other than the Eligible Securities deposited by the Company that constitute a free distribution of Eligible Securities by way of dividend or stock split (other than elective distributions), no Eligible Securities shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Eligible Securities under the laws and regulations of the Republic of China and any necessary governmental approval has been granted in the Republic of China, if any. The Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities.

            Section 2.4 Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of certificates representing registered Eligible Securities being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such certificate(s), together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Eligible Securities Registrar for transfer and registration of the Eligible Securities (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either, as representative of the Holders and Beneficial Owners. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee, in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine. Neither the Depositary nor the Custodian may dispose of or pledge any of the Deposited Securities unless specifically permitted under this Deposit Agreement.

            Without limitation of the foregoing, neither the Depositary nor the Custodian, or any nominee, agent or person acting on their behalf shall knowingly accept for deposit under this Deposit Agreement any Eligible Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Eligible Securities, or any Eligible Securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company.

            Section 2.5 Execution and Delivery of Receipts. The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Eligible Securities has been made pursuant to Section 2.3 hereof,
(ii) that such Deposited Securities have been recorded, or will be recorded as soon as transfer and registration can be accomplished, in the name of the Depositary, the Custodian or a nominee of either, as representative of the Holders and Beneficial Owners, on the shareholders' register maintained by or on behalf of the Company by the Eligible Securities Registrar if registered Eligible Securities have been deposited or if deposit is made by book-entry transfer, confirmation of such transfer in the books of the Taiwan Securities Central Depository, (iii) that all required documents have been received, and
(iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered thereby. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement and applicable law, shall issue the ADSs representing the Eligible Securities so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and executing and delivering such Receipt(s) (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Eligible Securities and the issuance of the Receipt(s). The Depositary shall only issue ADSs in whole numbers and deliver ADRs evidencing whole numbers of ADSs. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

            Section 2.6 Transfer, Combination and Split-up of Receipts.

            (a) Transfer. The Registrar shall register the transfer of Receipts (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Receipts and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered Receipts have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Receipts have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

            (b) Combination & Split Up. The Registrar shall register the split-up or combination of Receipts (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Receipts and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

            (c) Co-Transfer Agents. The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and the other requirements of this Section 2.6 by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary. Each co-transfer agent appointed under this Section 2.6 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

            Section 2.7 Surrender of ADSs and Withdrawal and Sale of Deposited Securities.

            (a) ROC Requirements. The Depositary and the Company have been advised that under ROC law, until three (3) months after the closing of the Offering, a Holder is not entitled to withdraw or sell Shares from the ADS Facility; consequently, the Company and the Depositary agree to prohibit the surrender of ADSs and the sale or Delivery of any Shares deposited in connection with the Offering until the expiration of such three-month period. A Holder wishing to withdraw Shares from the ADS Facility shall be required under ROC law to appoint an eligible agent in the Republic of China to open a securities trading account with a local brokerage firm after receiving an approval from the TSE and a bank account (the securities trading account and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise stockholders' rights and perform such other functions as may be designated by such withdrawing Holder. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and until approval from the TSE is obtained, the withdrawing Holder would be unable to receive, hold , or subsequently sell the Deposited Securities withdrawn from the ADS Facilities on the TSE or otherwise.

            (b) Sale of Deposited Securities. Upon surrender of Receipts at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of this Deposit Agreement, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders' Receipts be sold on such Holders' behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale.

            Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges incurred in connection with such sale, as provided under this Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC.

            (c) Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) the Holder has delivered to the Depositary the certification contemplated in Exhibit C hereof, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), and (v) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereof) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws, and the regulations and rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

            Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and the rules and regulations of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

            The Depositary shall not accept for surrender ADSs representing less than one Eligible Security. In the case of the Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. In addition, trading restrictions on the TSE may result in the price per Eligible Security or on any lot of any type of Eligible Security other than an integral multiple of 1,000 Eligible Securities being lower than the price of Eligible Securities in lots of integral multiples of 1,000 Eligible Securities.

            Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

            Section 2.8 Additional Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

            (a) Additional Requirements. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B hereof, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the deposit of Eligible Securities or the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the applicable Receipt, this Deposit Agreement and applicable law.

            (b) Additional Limitations. The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of this Deposit Agreement or the applicable Receipt(s) or, under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit (i) whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with delivery or transfer requirements and/or ownership restrictions referred to in this Deposit Agreement or under applicable law, (ii) in the case of a deposit of Shares requested under Section 2.3 (iv), if such deposit is not permitted under any restriction notified by the Company to the Depositary from time to time, which restrictions may specify black-out periods during which deposits may not be made, minimum or maximum numbers of Shares and frequencies of deposit.

            (c) Regulatory Restrictions. Notwithstanding any provision of this Deposit Agreement or any Receipt(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company, or the deposit of Eligible Securities in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

            Section 2.9 Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen Receipt, in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, the provision of evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

            Section 2.10 Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be canceled by the Depositary. Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy Receipts so canceled, provided the Depositary maintains a record of all destroyed Receipts. ADSs held in book-entry form (i.e., through accounts at DTC) which are surrendered for cancellation shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

            Section 2.11 Partial Entitlement ADSs. In the event that any Eligible Securities are deposited which entitle the holders thereof to receive a per-Deposited Security distribution or other entitlement in an amount different from the Deposited Securities then on deposit (the Deposited Securities then on deposit collectively, "Full Entitlement Deposited Securities" and the Deposited Securities with different entitlement collectively, "Partial Entitlement Deposited Securities"), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Deposited Securities separate and distinct from Full Entitlement Deposited Securities, and (ii) subject to the terms of this Deposit Agreement, issue ADSs and deliver ADRs representing Partial Entitlement Deposited Securities which are separate and distinct from the ADSs and ADRs representing Full Entitlement Deposited Securities, by means of separate CUSIP numbering and legending (if necessary) ("Partial Entitlement ADSs/ADRs" and "Full Entitlement ADSs/ADRs", respectively). If and when the Company informs the Depositary in writing that the Partial Entitlement Eligible Securities become Full Entitlement Eligible Securities, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Deposited Securities into the account of the Full Entitlement Deposited Securities, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall be entitled only to the entitlements of Partial Entitlement Deposited Securities. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Deposited Securities. All provisions and conditions of this Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.11. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the terms of this Section 2.11. The Company agrees to give timely written notice to the Depositary if any Eligible Securities issued or to be issued are Partial Entitlement Eligible Securities and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Eligible Securities upon Delivery to the Custodian.

            Section 2.12 Temporary COP ADSs. In the event that, in determining the rights and obligations of parties hereto with respect to any Temporary COP ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.12) and (b) the terms of (i) the Temporary COP ADSs issued hereunder as set forth in this Section 2.12 or (ii) the applicable Temporary COP ADR, the terms and conditions set forth in this Section 2.12 and the applicable Temporary COP ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Certificates of Payment, the Temporary COP ADSs and the Temporary COP ADRs.

            Whenever the Company proposes to issue Certificates of Payment eligible for deposit hereunder (in connection with the Offering or otherwise), the Company shall timely notify the Depositary thereof and provide the Depositary with written instructions to the effect that, inter alia, (i) the Certificates of Payment have been or are to be issued pursuant to a bona fide purchase of Shares from the Company, (ii) the Certificates of Payment are not, and shall not be deemed to be upon their deposit, Restricted Securities (except as contemplated in this Section 2.12 and in Section 2.14), (iii) the rights (if any) to any distribution upon Deposited Securities to be made to Holders of Temporary COP ADSs representing such Certificates of Payment upon the terms set forth in Article IV hereof have been set forth in such instructions, and (iv) the estimated date established by the Company upon which the Company shall convert or cause to be converted the Certificates of Payment into Shares on its records and on the records of the Eligible Securities Registrar has been set forth in such instructions.

            Subject always to the laws and regulations of the Republic of China, upon deposit of Certificates of Payment hereunder and, except in the case of the Offering, payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and issuing and delivering Receipts (as set forth in Section 5.9 and Exhibit B hereto), the Depositary shall (i) cause the Custodian to hold such Certificates of Payment in an account separate and distinct from the Shares, any series of Entitlement Certificates, any other series of Certificates of Payment and any other Deposited Securities and (ii) issue and deliver Temporary COP ADSs representing interests in the Certificates of Payment so deposited. The Temporary COP ADSs so issued shall be identified and treated separately and distinctly from any other ADSs representing Deposited Securities hereunder by means, inter alia, of separate CUSIP numbering and legending (if necessary). The Depositary may issue Temporary COP ADSs in one or multiple series as the Depositary in its sole discretion deems necessary and appropriate. No Temporary COP ADS shall be fungible with any other ADSs issued hereunder.

            The Depositary shall deliver Temporary COP ADSs in book-entry form only. No certificated Temporary COP ADRs will be issued except for a "Balance Certificate" evidencing all Temporary COP ADSs held in DTC, which shall be substantially in the form of the Temporary COP ADR set forth in Exhibit A hereto, except as may be necessary to identify and treat the Temporary COP ADSs separate and distinct from any other ADSs issued under the terms of this Deposit Agreement. The Depositary shall make arrangements for the acceptance of such Temporary COP ADSs into DTC upon the terms set forth in Section 2.2(d) hereof. The Temporary COP ADSs and the Temporary COP ADRs evidenced thereby are identical to and confer all of the rights and obligations set forth herein relating to Receipts and ADSs represented thereby except that (i) subject always to the applicable laws and regulations of the Republic of China, Holders of Temporary COP ADRs will not be permitted to withdraw interests in Certificate of Payment upon surrender of the Temporary COP ADSs of any series, (ii) Temporary COP ADRs shall bear separate CUSIP numbers that shall be different from any CUSIP number that is or may be assigned to the other ADSs issued hereunder,
(iii) neither Temporary COP ADSs nor interests in any Certificates of Payment shall be eligible for any Pre-Cancellation Sale or Pre-Release Transactions described in Section 5.10 hereof and (iv) in the event that the Company makes any distributions upon Deposited Securities upon the terms of Article IV of this Deposit Agreement, the Depositary shall make distributions to Holders of Temporary COP ADSs on the basis of the distribution(s) received from the Company in respect of the Certificates of Payment corresponding to the series of Temporary COP ADSs held by such Holder.

            The Company undertakes to make Shares available for exchange for Certificates of Payment in the manner provided under the terms of the Offering, as described in the Prospectus, as soon as possible (which at the date hereof is expected to be approximately forty-five (45) days from the date of issuance of the Certificates of Payment as reflected on the books of the Company and/or the Eligible Securities Registrar). The Depositary shall thereupon surrender any Certificates of Payment then eligible for exchange with the Company and the Company shall deliver Shares to the Depositary in exchange therefor. Upon receipt by the Depositary of Shares in exchange for Certificates of Payment, Temporary COP ADSs representing such Certificates of Payment shall be eligible for exchange into Share ADSs representing such Shares. Beneficial interests in Temporary COP ADSs will be automatically exchanged for beneficial interests in Share ADSs as follows: with no further action by Holders, the Depositary shall instruct DTC to automatically transfer any position held by a DTC participant under the CUSIP number assigned to the Temporary COP ADSs to the CUSIP number assigned to the Share ADSs. Holders and Beneficial Owners of such Temporary COP ADSs shall thereafter be Holders and Beneficial Owners of Share ADSs issued hereunder and shall have all the rights and obligations set forth under this Deposit Agreement and in the Receipts. The Depositary will charge no fee for the cancellation of the Temporary COP ADSs and issuance of Share ADSs in exchange therefor.

            Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary shall have no obligation to any party to exchange Temporary COP ADSs for Share ADSs as provided herein unless and until, upon delivery by the Depositary of the related Certificates of Payment, the Company shall have delivered Shares in respect thereof to the Depositary.

            Section 2.13 Temporary EC ADSs. In the event that, in determining the rights and obligations of parties hereto with respect to any Temporary EC ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.13) and (b) the terms of (i) this Section 2.13 or (ii) the applicable Temporary EC ADR, the terms and conditions set forth in this Section
2.13 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Entitlement Certificates, the Temporary EC ADSs and Temporary EC ADRs.

            The Company shall timely notify the Depositary and provide the Depositary with written instructions to the effect that, inter alia, (i) Entitlement Certificates are to be issued upon a conversion or exchange of Bonds, (ii) the Entitlement Certificates are not and shall not be deemed to be, upon their deposit, Restricted Securities (except as contemplated in Section 2.14), (iii) the description of the rights (if any) to any distribution upon Deposited Securities to be made to Holders of Temporary EC ADSs representing such Entitlement Certificates upon the terms set forth in Article IV hereof have been set forth in such instructions, and (iv) the estimated date established by the Company upon which the Company shall convert or cause to be converted the Entitlement Certificates into Shares on its records and on the records of the Eligible Securities Registrar has been set forth in such instructions.

            Subject always to the laws and regulations of the Republic of China, upon deposit of Entitlement Certificates and payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and issuing and delivering Receipts (as set forth in Section 5.9 and Exhibit B hereto) hereunder, the Depositary shall (i) cause the Custodian to hold such Entitlement Certificates in an account separate and distinct from the Shares, any series of Certificates of Payment, any other series of Entitlement Certificates and any other Deposited Securities and (ii) issue and deliver Temporary EC ADSs representing the Entitlement Certificates so deposited. EC ADSs so issued shall be identified and treated separately and distinctly from any other ADSs representing Deposited Securities hereunder by means, inter alia, of separate CUSIP numbering and legending (if necessary). The Depositary may issue Temporary EC ADSs in one or more series as the Depositary in its sole discretion deems necessary and appropriate. No Temporary EC ADS shall be fungible with any other ADSs issued hereunder.

            The Depositary shall deliver Temporary EC ADSs in book-entry form only. No certificated Temporary EC ADRs will be issued except for a "Balance Certificate" evidencing all Temporary EC ADSs of the same series held in DTC, which shall be substantially in the form of the Temporary EC ADR set forth in Exhibit A hereto, except as may be necessary to identify and treat the Temporary EC ADSs as separate and distinct from any other ADSs issued under the terms of this Deposit Agreement. The Depositary shall make arrangements for the acceptance of such Temporary EC ADSs into DTC upon the terms set forth in
Section 2.2(d) hereof. The Temporary EC ADSs and the Temporary EC ADRs shall be identical to and confer all of the rights and obligations set forth herein relating to Receipts and ADSs represented thereby except that (i) subject always to the applicable laws and regulations of the Republic of China, Holders of Temporary EC ADRs will only be entitled to receive Entitlement Certificates of the applicable series held on deposit with the Custodian upon surrender of the Temporary EC ADSs corresponding to such series for the purpose of withdrawing the underlying Deposited Securities (whether for sale upon the terms set forth in Section 2.7 hereof or otherwise), (ii) Temporary EC ADRs shall bear separate CUSIP numbers that shall be different from any CUSIP number that is or may be assigned to the other ADRs issued hereunder, (iii)Temporary EC ADSs and Entitlement Certificates shall not be eligible for any Pre-Cancellation Sale or Pre-Release Transactions described in Section 5.10 hereof and (iv) in the event that the Company makes any distributions upon Deposited Securities upon the terms of Article IV of this Deposit Agreement, the Depositary shall make distributions to the Holders of Temporary EC ADSs on the basis of the distribution(s) received from the Company in respect of the Entitlement Certificates corresponding to the series of Temporary EC ADSs held by such Holder. In the event that the Company makes any distributions upon Deposited Securities described in Article IV of this Deposit Agreement, the Depositary shall (i) make the determinations contemplated in Article IV with respect to Temporary EC ADSs independently from the determinations for ADSs that are not Temporary EC ADSs and (ii) shall make distributions under Article IV to Holders of Temporary EC ADSs only on the basis of the distributions received from the Company in respect of the Entitlement Certificates corresponding to the Temporary EC ADSs held by such Holders.

            The Company undertakes to make Shares available for exchange for Entitlement Certificates in the manner provided under the terms of the relevant Bonds, as described in the relevant Trust Deed, as soon as possible after the issuance of the Entitlement Certificates and to provide timely notice thereof to the Depositary. The Depositary shall thereupon surrender any Entitlement Certificates then eligible for exchange with the Company and the Company shall deliver Shares to the Depositary in exchange therefor. Upon receipt by the Depositary of Shares in exchange for Entitlement Certificates, Temporary EC ADSs representing such Entitlement Certificates shall be automatically exchanged for Share ADSs representing such Shares. Beneficial interests in Temporary EC ADSs will be automatically exchanged for beneficial interests in Share ADSs as follows: with no further action by Holders, the Depositary shall instruct DTC to automatically transfer any position held by a DTC Participant under the CUSIP number assigned to the Temporary EC ADSs to the CUSIP number assigned to the Share ADSs. Holders and Beneficial Owners of such Temporary EC ADSs shall thereafter be Holders and Beneficial Owners of Share ADSs issued hereunder and shall have all the rights and obligations set forth under this Deposit Agreement and in the Receipts. The Depositary will charge no fee for the cancellation of the Temporary EC ADSs and issuance of Share ADSs in exchange therefor.

            Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary shall have no obligation to any party to exchange Temporary EC ADSs for Share ADSs as provided herein unless and until, upon delivery by the Depositary of the related Entitlement Certificates, the Company shall have delivered Shares in respect thereof to the Depositary.

            Section 2.14 Restricted ADSs. The Depositary shall, at the request and expense of the Company (provided that the amount of any expenses to be borne by the Company shall be subject to prior agreement by the Company and the Depositary), establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, "Restricted Shares"). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"). The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Deposit Agreement and
(ii) an opinion of counsel, satisfactory to the Depositary, setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as set forth in this Section 2.14 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.14) and (b) the terms of (i) this
Section 2.14 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.14 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

            If the Restricted ADRs, the Restricted ADSs and the Restricted Shares are no longer Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary, setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit under this Section 2.14 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this
Section 2.14 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

                                  ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                          AND BENEFICIAL OWNERS OF ADSs

            Section 3.1 Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of this Deposit Agreement or the Receipt(s) evidencing the ADS(s) and the provisions of, or governing, the

Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under this Deposit Agreement, the applicable Receipt(s) and applicable laws and regulations. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of
Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals, if necessary and appropriate, of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, (ii) any other information or documents which the Company may reasonably request and which the Depositary shall reasonably request and receive from any Holder or Beneficial Owner or any person presenting Eligible Securities for deposit or ADSs for cancellation, transfer or withdrawal, and (iii) in the case of withdrawal of Eligible Securities, any information and documents provided by Holders to the Depositary in accordance with Exhibit C to this Deposit Agreement. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

            Section 3.2 Liability for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any ADR or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes or governmental charges (including applicable interest and penalties), the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Eligible Securities and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner may be asked to indemnify the Depositary, the Company, the Custodian, and any of their respective agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any inaccuracy in the information provided by such Holder and/or Beneficial Owner in connection with obtaining any tax benefit for such Holder and/or Beneficial Owner.

            Section 3.3 Representations and Warranties on Deposit of Eligible Securities.

            (a) Deposit of Shares. Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized to make such deposit, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14) and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

            (b) Deposit of Certificates of Payment. Each person depositing Certificates of Payment under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Certificates of Payment are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person,
(ii) all preemptive (and similar) rights, if any, with respect to such Certificates of Payment have been validly waived or exercised, (iii) the person making such deposit is duly authorized to make such deposit, (iv) the Certificates of Payment presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary COP ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14) and (v) the Certificates of Payment presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of Certificates of Payment, the issuance and cancellation of Temporary COP ADSs in respect thereof and the transfer of such Temporary COP ADSs.

            (c) Deposit of Entitlement Certificates. Each person depositing Entitlement Certificates under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Entitlement Certificates are duly authorized, validly issued, fully paid and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Entitlement Certificates have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Entitlement Certificates presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary EC ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Entitlement Certificates presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of Entitlement Certificates, the issuance and cancellation of Temporary EC ADSs in respect thereof and the transfer of such Temporary EC ADSs.

            If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, Certificates of Payment or Entitlement Certificates, to take any and all actions necessary to correct the consequences thereof.

            Section 3.4 Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement or any Receipt(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities and Deposited Securities, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

            Section 3.5 Ownership Restrictions. Notwithstanding any other provision in this Deposit Agreement or any Receipt, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits imposed by applicable law, the SFC, the TSE or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares, Deposited Securities, or securities convertible into Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Deposited Securities represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company.

                                   ARTICLE IV

                            THE DEPOSITED SECURITIES

            Section 4.1 Cash Distributions. Subject always to the laws and regulations of the Republic of China (including, without limitation, the need to obtain regulatory approvals (if any)), whenever the Depositary receives directly, or receives confirmation from the Custodian of the receipt of, any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms hereof, the Depositary will (i) subject to compliance with the terms of Section 4.8, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars, (ii) if applicable, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

            Section 4.2 Distribution in Eligible Securities. Subject always to the laws and regulations of the Republic of China, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 and either (i) the Depositary shall, subject to Section 5.9 hereof, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs (of the applicable series), which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject, however, in each case, to the other terms of this Deposit Agreement (including, without limitation, the limitations set forth in Article II hereof and net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (subject, however, in each case, to the laws and regulations of the Republic of China and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Eligible Securities or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section
4.1. In the event that the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under Section 5.7 hereof, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

            Section 4.3 Elective Distributions in Cash or Eligible Securities. Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute a dividend payable at the election of the holders of Eligible Securities in cash or in additional Eligible Securities, the Company shall give timely notice thereof to the Depositary prior to such proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Depositary shall have determined that such distribution is reasonably practicable and (ii) the Depositary shall have received satisfactory documentation within the terms of
Section 5.7. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of China in respect of the Deposited Securities for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Eligible Securities upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.9) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in ADSs, the dividend shall be distributed upon the terms described in
Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Eligible Securities (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

            Section 4.4 Distribution of Rights to Purchase Additional ADSs.

            (a) Distribution to ADS Holders. Subject always to the laws and regulations of the Republic of China (including, without limitation the need to obtain regulatory approvals (if any)), whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for Eligible Securities, the Company shall give timely notice thereof to the Depositary prior to such proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. If and whenever the Company shall announce its intention to make any offer or invitation to the holders of Eligible Securities to subscribe for or to acquire Eligible Securities or other assets by way of rights, the Depositary shall as soon as practicable thereafter give notice of the same to the Holders, including if applicable, the last date for acceptance thereof and the manner by which and the time during which Holders may instruct the Depositary to exercise such rights. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested the Depositary to make such rights available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of
Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the Depositary not make the rights available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.9) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs).

            (b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines that it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute the proceeds of such sale (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

            (c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

            The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

            Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or
(ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or other applicable securities laws.

            In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

            There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

            Section 4.5 Distributions Other Than Cash, Eligible Securities or Rights to Purchase Eligible Securities. (a) Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

            (b) Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the respective number of ADSs held by them and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

            (c) If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall
(i) cause the proceeds of such sale, if any, to be converted into Dollars and
(ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of
Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

            Section 4.6 Intentionally Omitted

            Section 4.7 Intentionally Omitted.

            Section 4.8 Conversion of Foreign Currency. Subject to any restrictions imposed by ROC law and regulations, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall, subject to the laws and regulations of the Republic of China, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental or regulatory requirements) in accordance with the terms of the applicable sections of this Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

            If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

            If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or
(iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

            Section 4.9 Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other entitlement distribution), or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies, of holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China. Subject to applicable law and the provisions of Section 4.1 through 4.8 and to the other terms and conditions of this Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

            Section 4.10 Voting of Deposited Securities.

            (a) Voting by Shareholders. The following is a summary of certain rights of holders of Shares, interests in Certificate(s) of Payment and Entitlement Certificate(s), if any, to vote at shareholders' meetings under ROC Company Law and the Articles of Incorporation of the Company, in each case, as in effect on the date hereof: (i) a holder of Shares (including holders of interests in any Certificate of Payment evidencing the irrevocable right to receive Shares) is entitled to one vote for each Share held, (ii) the election of directors and supervisors takes place by means of cumulative voting, and
(iii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Shares held by such shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner except in the event of cumulative voting for an election of directors and supervisors). Pursuant to ROC law, the voting rights attaching to the Deposited Securities must be exercised by, or on behalf of, the Depositary's nominee, as representative of the Holders and Beneficial Owners, collectively in the same manner, except in the case of an election of directors and supervisors, which currently should be on a cumulative basis. Deposited Securities which have been withdrawn from the applicable ADS Facility and timely transferred on the Company's register of shareholders to a person other than the Depositary may be voted by the Registered Holder(s) (as hereinafter defined) thereof directly, subject, in each case, to the limitations of ROC law and the Articles of Incorporation of the Company. Holders may not receive sufficient advance notice of shareholders' meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

            (b) Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder shall, by acceptance of ADSs or acquisition of any beneficial interest therein, have authorized and directed the Depositary's nominee, without liability, to appoint the Chairman of the Board of Directors of the Company (or the Chairman's designate) (the "Voting Representative"), as representative of the Depositary's nominee, who is registered in the ROC as representative of the Holders and Beneficial Owners in respect of the Deposited Securities (the "Registered Holder"), to vote the Shares or other Deposited Securities in accordance with the terms hereof.

            The Company agrees to use its best efforts to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least twenty-four (24) calendar days before any ordinary shareholders' meeting or at least fourteen (14) calendar days prior to the date of any extraordinary shareholders' meeting, a sufficient number of copies reasonably requested by the Depositary of an English language translation of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC, including without limitation, a list of candidates proposed by the Company for an election of directors or supervisors) (such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.9 hereof) and shall, at the Company's expense and provided that no U.S. legal prohibitions exist, deliver to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement, including a description of the Management Instruction (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to mail the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least twenty-four (24) calendar days prior to the date of any ordinary shareholders' meeting or at least fourteen (14) calendar days prior to the date of any extraordinary shareholders' meeting. If the Depositary has not delivered the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADRs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, in its sole discretion, to send such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

            Notwithstanding anything else contained in this Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies or instructions, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws.

            (c) Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Voting

Representative as the representative of the Registered Holder to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs then outstanding as of the ADS Record Date (including Temporary ADSs) in the manner so instructed by such Holders. If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions. The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative (or his/her designate) as representative of the Registered Holder.

            (d) Depositary Authorization. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in this Section 4.10), the Depositary has not, prior to the date established for such purpose by the Depositary, received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary's nominee to authorize (the "Depositary Authorization") the Voting Representative, as the representative of the Registered Holder, to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner she/he wishes, which may not be in the interests of the Holders.

            The Depositary's Authorization, provided in the manner and under the circumstances described in the preceding paragraph, shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel of the Company addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Depositary Authorization are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with this Section 4.10 and will not (in the absence of negligence, bad faith or breach of contract, and subject to general principles of agency) be subject to any liability under ROC law for losses arising from the exercise of the voting arrangements set out in Section 4.10 on the grounds that voting in accordance with Section 4.10 is in violation of ROC law. In the event the Depositary does not receive such opinion, the Depositary will not grant the Depositary Authorization, but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law and will not cause the Deposited Securities to be voted.

            The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with this Section 4.10. The terms of this Section 4.10 may be amended from time to time in accordance with the terms of this Deposit Agreement. By continuing to hold ADSs after the effective time of such amendment, all Holders and Beneficial Owners shall be deemed to have agreed to the terms of this Section 4.10 as so amended.

            Section 4.11 Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be substituted for and treated as Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement securities, as applicable. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt by the Depositary of (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not: (1) such exchange, conversion or replacement requires registration of such securities under the Securities Act and/or Exchange Act or (2) such exchange, conversion or replacement of such securities as then contemplated is exempt from the registration requirements of the Securities Act and/or Exchange Act and (b) a written opinion of ROC counsel (reasonably satisfactory to the Depositary) stating that (1) such exchange, conversion or replacement does not violate the laws or regulations of the Republic of China and (2) all requisite regulatory consents and approvals relating to such exchange, conversion or replacement have been obtained in the Republic of China, execute and deliver additional Receipts as in the case of a dividend of Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts if necessary and permissible. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of the Company's counsel, satisfactory to the Depositary, that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

            Section 4.12 Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.

            Section 4.13 Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also mail to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

            Section 4.14 List of Holders. The Depositary shall, on the fifth day of each month, provide the Company with the information regarding the aggregate number of outstanding ADSs as of the end of each preceding month and such other information as may be required under the applicable laws and regulations of the Republic of China and is available to the Depositary or obtained from Holders. In addition, promptly upon written request by the Company, the Depositary shall furnish to the Company a list, as of a recent date, of the names, addresses and holdings of ADSs of all Holders.

            Section 4.15 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or the Company's agents such information from the Depositary's records as the Company may reasonably request to enable the Company or the Company's agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Holders and Beneficial Owners may be asked to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of the inaccuracy of any information provided by such Holder and/or Beneficial Owner in order to obtain any refund of taxes, reduced rate of withholding at source or other tax benefit on behalf of such Holder and/or Beneficial Owner.

            If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit as soon as practicable to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.

            The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

                                   ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

            Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration of issuances, registration of transfers, combination and split-up of Receipts, and the surrender of Receipts for the purpose of withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

            The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

            The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company, subject, in all cases, to
Section 7.8 hereof.

            If any Receipts or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

            Section 5.2 Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God, terrorism or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.

            The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

            Section 5.3 Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including reasonable fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

            The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of this Deposit Agreement. Provided that the Depositary acts or omits to act in good faith and without negligence, the Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company. Nothing in this Deposit Agreement shall cause the Depositary or any of its agents to incur any liability as a result of any action or failure to act by any trustee under a Trust Deed governing Bonds.

            Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or
(ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its immediate predecessor (other than as contemplated in Sections 5.8 and 5.9). The immediate predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            Section 5.5 The Custodian. The Depositary has initially appointed Citibank, N.A., (Taipei) as Custodian for the purpose of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute qualified custodian that is organized under the laws of the Republic of China. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the substitute custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts, each other Custodian and the Company.

            Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

            Section 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat. The Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing of copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the Company's Articles of Incorporation along with the provisions of or governing the Deposited Securities, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

            The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the ADSs governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

            Section 5.7 Issuance of Additional Shares, ADSs, etc. The Company agrees that in the event it or any of its Affiliates (to the extent applicable) proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Eligible Securities, (iii) an issuance of securities convertible into or exchangeable for Eligible Securities, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Eligible Securities, (v) an elective dividend of cash or Eligible Securities, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable U.S. securities laws (including, without limitation, the Investment Company Act of 1940, as amended, or the Exchange
Act). In support of the foregoing, the Company will furnish to the Depositary
(a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of ROC counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the Republic of China and (2) all requisite regulatory consents and approvals have been obtained in the Republic of China. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Eligible Securities, either upon original issuance or upon a sale of Eligible Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Eligible Securities, rights to subscribe for such Eligible Securities, securities convertible into or exchangeable for Eligible Securities or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

            Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

            Section 5.8 Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, ADSs, Eligible Securities or other Deposited Securities, as the case may be, or as a result of any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the Receipts, the ADSs, the Eligible Securities or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

            The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates against, and hold them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred by them which may arise out of acts performed or omitted by the Depositary under the terms hereof due to the negligence or bad faith of the Depositary.

            The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification, except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnification claim hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

            Section 5.9 Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, and persons depositing Eligible Securities or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

            The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such reasonable out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

            Section 5.10 Pre-Release Transactions and Pre-Cancellation Sales.

            (a) Pre-Release Transactions. Subject to the further terms and provisions of this Section 5.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that the Depositary may, to the extent permitted by applicable law, (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 and (ii) deliver Deposited Securities only upon the prior receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction in (i) above a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Deposited Securities are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities in its records and to hold such Eligible Securities in trust for the Depositary until such Eligible Securities are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.

            The Depositary may also set limits with respect to the number of ADSs and Eligible Securities involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). Temporary COP ADSs, Temporary EC ADSs, Certificate of Payment and Entitlement Certificates shall not be eligible for Pre-Release Transactions hereunder.

            (b) Pre-Cancellation Sales. To the extent permitted under applicable law, in its capacity as Depositary, the Depositary may, when a Holder of ADSs so requests, cause the Deposited Shares to be sold and deliver the proceeds of the sale prior to the receipt and cancellation of ADSs (each such transaction a "Pre-Cancellation Sale") prior to the receipt of ADSs for cancellation. Each such Pre-Cancellation Sale will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom the proceeds of the sale of Deposited Securities are to be delivered which, (i) represents that at the time of the Pre-Cancellation Sale, the Applicant or its customer owns the ADSs that are to be delivered by the Applicant under such Pre-Cancellation Sale,
(ii) agrees to indicate the Depositary as owner of such ADSs in its records and to hold such ADSs in trust for the Depositary until such ADSs are delivered to the Depositary, (iii) unconditionally guarantees to deliver to the Depositary such ADSs, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.

            The Depositary will normally limit the number of Deposited Securities involved in such Pre-Cancellation Sales at any one time to thirty percent (30%) of the Deposited Securities outstanding, provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.

            Section 5.11 Restricted Securities Owners. Except as provided for in
Section 2.14 of this Deposit Agreement, the Company agrees to advise in writing each of the persons or entities who, to the best knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

            Section 6.1 Amendment/Supplement. The Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the Receipt as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and the Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

            Section 6.2 Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder of a Receipt will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.7 and subject to the conditions and restrictions set forth therein and subject always to the restrictions on withdrawal as may be in effect under the laws and regulations of the Republic of China, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof.

                                  ARTICLE VII

                                  MISCELLANEOUS

            Section 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

            Section 7.2 No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

            Section 7.3 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof of any beneficial interest therein.

            Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to AU Optronics Corp., 1 Li-Hsin Rd. 2, Science-Based Industrial Park, Hsin-Chu 300, Taiwan, Republic of China, Attention: Max Weishun Cheng, Chief Financial Officer, Finance Division, or to any other address which the Company may specify in writing to the Depositary.

            Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, U.S.A. Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company.

            Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., (Taipei), having its principal office at B1, No. 16, Nanking E. Road, Sec. 4, Taipei, Taiwan, Republic of China or to any other address which the Custodian may specify in writing to the Company.

            Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to Beneficial Owners of ADSs held by such other Holders.

            Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard to the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

            Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

            Section 7.6 Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in this Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Deposited Securities and the obligations and duties of the Company in respect of the holders of Deposited Securities, as such, shall be governed by the laws of Taiwan (or, if applicable, such other laws as may govern the Deposited Securities).

            Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers CT Corporation System Inc. (the "Agent") now at 111 Eighth Avenue, New York, New York 10011 as its authorized agent to receive for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

            Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary, in its capacity as Depositary under this Deposit Agreement, or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

            The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any Receipt or the Deposited Securities.

            No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement. The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

            Section 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

            Section 7.8 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A. (1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

            Section 7.9 Titles and References. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement. References to applicable laws and regulations shall refer to the applicable laws and regulations in effect at the relevant time of determination, unless otherwise required by such laws or regulations.

            IN WITNESS WHEREOF, AU OPTRONICS CORP., and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs evidenced by Receipts issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.


                                        AU OPTRONICS CORP.

                                        By: /s/ Max Weishun Cheng
                                            ------------------------------------
                                            Name:  Max Weishun Cheng
                                            Title: Chief Financial Officer


                                        CITIBANK, N.A.

                                        By: /s/ Susan A. Lucanto
                                            ------------------------------------
                                            Name:  Susan A. Lucanto
                                            Title: Vice President

                                    EXHIBIT A

                                [FORM OF RECEIPT]

Number                                                 CUSIP NUMBER: 002255 10 7
AUO __________________

                                          [American Depositary Shares (each
                                          American Depositary Share representing
                                          ten (10) Fully Paid shares of common
                                          stock, par NT$10.00 per share)]

                                          [COP American Depositary Shares (each
                                          COP American Depositary Share
                                          representing an undivided interest in
                                          a global Certificates of Payment, each
                                          interest representing the irrevocable
                                          right to receive ten (10) Fully Paid
                                          shares of common stock par value
                                          NT$10.00 per share)]

                                          [EC American Depositary Shares (each
                                          EC American Depositary Share
                                          representing an undivided interest in
                                          an Entitlement Certificate, each
                                          interest representing the irrevocable
                                          right to receive ten (10) shares of
                                          common stock par NT$10.00 per share)]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                       [DEPOSITED SHARES OF COMMON STOCK]

             [INTERESTS IN THE DEPOSITED CERTIFICATE(S) OF PAYMENT]

                     [DEPOSITED ENTITLEMENT CERTIFICATE(S)]

                                       of

                               AU Optronics Corp.

             (Incorporated under the laws of the Republic of China)

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited [shares of common stock] [interests in the global Certificate(s) of Payment representing the irrevocable right to receive shares of common stock] [Entitlement Certificate(s) representing the irrevocable right to receive shares of common stock], par value NT$10.00 per share, or evidence of rights to receive such [shares of common stock (the "Shares")] [interests in the global Certificate(s) of Payment (the "Certificate(s) of Payment"][Entitlement Certificate(s) (the "Entitlement Certificate(s)")] (such [Shares][Certificate(s) of Payment][Entitlement Certificate(s)] are hereafter called "Eligible Securities") of AU Optronics Corp., a company incorporated under the laws of the Republic of China (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents [ten (10) Shares][an undivided interest in an Entitlement Certificate, each interest representing the irrevocable right to receive [ten (10)] Shares][an undivided interest in a global Certificate(s) of Payment, each interest representing the irrevocable right to receive ten (10) Shares] deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., (Taipei) (the "Custodian"). The ratio of American Depositary Shares to Eligible Securities is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at 111 Wall Street, New York, New York 10043, U.S.A.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 29, 2002 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by Receipts issued thereunder, each of whom by accepting an ADS (or an interest therein)


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agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Eligible Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Eligible Securities and held thereunder (such Eligible Securities, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.

            The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

            (2) Surrender of ADSs and Withdrawal and Sale of Deposited Securities. The Depositary and the Company have been advised that under ROC law, until three (3) months after the closing of the Offering, a Holder is not entitled to withdraw or sell Shares from the ADS Facility, consequently, the Company and the Depositary agree to prohibit the surrender of ADSs and the sale or Delivery of any Shares deposited in connection with the Offering until the expiration of such three-month period. A Holder wishing to withdraw Shares from the ADS Facility shall be required under ROC law to appoint an eligible agent in the Republic of China to open a securities trading account with a local brokerage firm after receiving an approval from the TSE and a bank account (the securities trading account and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise stockholders' rights and perform such other functions as may be designated by such withdrawing Holder. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and until approval from the TSE is obtained, the withdrawing Holder would be unable to receive, hold, or subsequently sell the Deposited Securities withdrawn from the ADS Facilities on the TSE or otherwise.

            (a) Sale of Deposited Securities. Upon surrender of Receipts at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of this Deposit Agreement, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders' Receipts be sold on such Holders' behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale.


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

            Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder and under the Deposit Agreement, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC.

            (b) Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) the Holder has delivered to the Depositary the certification contemplated in Exhibit C to the Deposit Agreement, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), and (v) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and the regulations and rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

            Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and the rules and regulations of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.


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            The Depositary shall not accept for surrender ADSs representing less than one Eligible Security. In the case of the Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADS(s) so surrendered and remit the proceeds of such sale
(net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. In addition, trading restrictions on the TSE may result in the price per Eligible Security or on any lot of any type of Eligible Security other than an integral multiple of 1,000 Eligible Securities being lower than the price of Eligible Securities in lots of integral multiples of 1,000 Eligible Securities.

            Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

            (3) Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by this Receipt when canceled, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

            The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by this Receipt (when canceled), shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the


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

Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

            (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the deposit of Eligible Securities or to the withdrawal of Deposited Securities and
(B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Receipt, the Deposit Agreement and applicable law.

            The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the ADSs or Eligible Securities are listed, or under any provision of the Deposit Agreement or this Receipt, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to Paragraph (23) hereof. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit (i) whenever notified, as provided in the Deposit Agreement that the Company has restricted transfer of such Shares to comply with delivery or transfer requirements and/or ownership restrictions referred to in the Deposit Agreement or under applicable law, or (ii) in the case of a deposit of Shares requested under the terms of Section 2.3(iv) of the Deposit Agreement, if such deposit is not permitted under any restriction notified by the Company to the Depositary from time to time, which restrictions may specify black-out periods during which deposits may not be made, minimum or maximum numbers of Shares and frequencies of deposit.

            Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company, or the deposit of Eligible Securities in connection with voting at a shareholders'


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meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

            (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed, or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities and Deposited Securities, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

            (6) Ownership Restrictions. Notwithstanding any provision of this Receipt or of the Deposit Agreement, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits imposed by applicable law, the SFC, the TSE or Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares, Deposited Securities or securities convertible into Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Deposited Securities represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company.

            (7) Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes or governmental charges, (including applicable interest and penalties), the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Eligible Securities and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Paragraph (23) hereof) the withdrawal of Deposited Securities


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until payment in full of such tax, charge, penalty or interest is received.
Every Holder and Beneficial Owner may be asked to indemnify the Depositary, the Company, the Custodian, and any of their respective agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any inaccuracy in the information provided by such Holder and/or Beneficial Owner in connection with obtaining any tax benefit for such Holder and/or Beneficial Owner.

            (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized to make such deposit, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities except (as contemplated in Section
2.14 of the Deposit Agreement), and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. Each person depositing Certificates of Payment under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Certificates of Payment are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Certificates of Payment have been validly waived or exercised,
(iii) the person making such deposit is duly authorized to make such deposit,
(iv) the Certificates of Payment presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary COP ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement) and (v) the Certificates of Payment presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of Certificates of Payment, the issuance and cancellation of Temporary COP ADSs in respect thereof and the transfer of such Temporary COP ADSs. Each person depositing Entitlement Certificates under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Entitlement Certificates are duly authorized, validly issued, fully paid and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Entitlement Certificates have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so,
(iv) the Entitlement Certificates presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary EC ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Entitlement Certificates presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of Entitlement Certificates, the issuance and cancellation of Temporary EC ADSs in respect thereof and the transfer of such Temporary EC ADSs.

            If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing, Shares, Certificates of Payment or Entitlement Certificates, to take any and all actions necessary to correct the consequences thereof.


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            (9) Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement or this receipt evidencing the ADS(s) and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement, this Receipt and applicable laws and regulations. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by Paragraph (23) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made, or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

            (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit
Agreement:

      (i) to any person to whom ADSs are issued upon the deposit of Eligible Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iii)(b) and (v) below);

      (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so surrendered;

      (iii) No fee shall be payable upon distribution of (a) cash dividends or
(b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the charging of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees specified in (i) above shall be payable in respect of ADS distributions pursuant to stock dividends (or other free distributions of stock) and the fees specified in (iv) below shall be payable in respect of distributions of cash;

      (iv) to any Holder of ADSs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements); and

      (v) to any Holder of ADSs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) issued upon the exercise of rights to purchase additional ADSs.

            In addition, Holders, Beneficial Owners, persons depositing Eligible Securities for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Deposited Securities on the share register and applicable to transfers of Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Deposited Securities or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Eligible Securities, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

            Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Paragraph (21) of this Receipt. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

            (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

            (12) Validity of Receipt. This Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

            (13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

            The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

            The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Paragraph (23) hereof.


Dated:                                  CITIBANK, N.A.,
                                        as Depositary

                                        By:
                                            ------------------------------------
                                            Authorized Signatory

CITIBANK, N.A.
Transfer Agent and Registrar

By:
    ------------------------------------
    Authorized Signatory

            The address of the Principal Office of the Depositary is 111 Wall Street, New York, New York 10043, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

            (14) Dividends and Distributions in Cash, Eligible Securities, etc. Subject always to the laws and regulations of the Republic of China, whenever the Depositary receives directly confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Paragraph (15) hereof and in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADS held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement and the laws and regulations of the Republic of China, establish the ADS Record Date and either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs (of the applicable series), which represent in aggregate the number of Eligible Securities received as such dividend, or free distribution, subject, however, in each case, to the terms of the Deposit Agreement (including, without limitation, the limitations set forth on the face of this Receipt and in Article II of the Deposit Agreement and net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (subject, however, in each case, to the laws and regulations of the Republic of China and net of (a) the applicable fees and charges of, and the reasonable expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Eligible Securities or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

            In the event that the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

            Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS record date according to Paragraph (15) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Eligible Securities. If such elective distribution is not lawful or not reasonably practicable, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in the Republic of China in respect of the Deposited Securities for which no election is made, either (x) cash or (y) additional ADSs representing such additional Eligible Securities, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Eligible Securities (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

            Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Eligible Securities to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. If and whenever the Company shall announce its intention to make any offer or invitation to the holders of Eligible Securities to subscribe for or to acquire Eligible Securities or other assets by way of rights, the Depositary shall as soon as practicable thereafter give notice of the same to the Holders, including if applicable, the last date for acceptance thereof and the manner by which and the time during which Holders may instruct the Depositary to exercise such rights. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested the Depositary to make such rights available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests the Depositary that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of rights as contemplated below. In the event that the conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation required by the Deposit Agreement or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem reasonably practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and reasonable expenses incurred by, the Depositary and taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

            Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or other applicable securities laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

            There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

            Upon receipt of a notice indicating that the Company wishes property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the respective number of ADSs held by them and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

            If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

            (15) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

            (16) Voting of Deposited Securities. (a) Voting by Shareholders. The following is a summary of certain rights of holders of Shares, interests in Certificate(s) of Payment and Entitlement Certificate(s), if any, to vote at shareholders' meetings under ROC Company Law and the Articles of Incorporation of the Company, in each case, as in effect on the date hereof: (i) a holder of Shares (including holders of interests in any Certificate of Payment evidencing the irrevocable right to receive Shares) is entitled to one vote for each Share held, (ii) the election of directors and supervisors takes place by means of cumulative voting, and (iii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Shares held by such shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner except in the event of cumulative voting for an election of directors and supervisors). Pursuant to ROC law, the voting rights attaching to the Deposited Securities must be exercised by, or on behalf of, the Depositary's nominee, as representative of the Holders and Beneficial Owners, collectively in the same manner, except in the case of an election of directors and supervisors, which currently should be on a cumulative basis. Deposited Securities which have been withdrawn from the applicable ADS Facility and timely transferred on the Company's register of shareholders to a person other than the Depositary may be voted by the Registered Holder(s) thereof directly, subject, in each case, to the limitations of ROC law and the Articles of Incorporation of the Company. Holders may not receive sufficient advance notice of shareholders' meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

            (b) Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder shall, by acceptance of ADSs or acquisition of any beneficial interest therein, have authorized and directed the Depositary's nominee, without liability, to appoint the Chairman of the Board of Directors of the Company (or the Chairman's designate) (the "Voting Representative"), as representative of the Depositary's nominee, who is registered in the ROC as representative of the Holders and Beneficial Owners in respect of the Deposited Securities (the "Registered Holder"), to vote the Shares or Deposited Securities in accordance with the terms hereof.

            The Company agrees to use its best efforts to timely notify the Depositary of any proposed shareholders' meeting and to timely provide to the Depositary in New York, at least twenty-four (24) calendar days before any ordinary shareholders' meeting or at least fourteen (14) calendar days before any extraordinary shareholders' meeting, a sufficient number of copies reasonably requested by the Depositary of an English language translation of the

Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC, including, without limitation, a list of candidates proposed by the Company for an election of directors or supervisors) (such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Paragraph (15) hereof and Section 4.9 of the Deposit Agreement) and shall, at the Company's expense and provided that no U.S. legal prohibitions exist, deliver to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of the Deposit Agreement, including a description of the Management Instruction (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice"). The Depositary is under no obligation to mail the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least twenty-four (24) calendar days prior to the date of any ordinary shareholders' meeting or at least fourteen (14) calendar days before the date of any extraordinary shareholders' meeting. If the Depositary has not delivered the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADRs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, in its sole discretion, to send such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

            Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies or instructions, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws.

            (c) Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Voting Representative as the representative of the Registered Holder to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs then outstanding as of the ADS Record Date (including Temporary ADSs) in the manner so instructed by such Holders. If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions. The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative (or his/her designate) as representative of the Registered Holder.

            (d) Depositary Authorization. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in the Deposit Agreement), the Depositary has not, prior to the date established for such purpose by the Depositary, received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary's nominee to authorize (the "Depositary Authorization") the Voting Representative as the representative of the Registered Holder to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner she/he wishes, which may not be in the interests of the Holders.

            The Depositary's Authorization, provided in the manner and under the circumstances described in the preceding paragraph, shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel of the Company addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Depositary Authorization are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with Section 4.10 of the Deposit Agreement and will not (in the absence of negligence, bad faith or breach of contract, and subject to general principles of agency) be subject to any liability under ROC law for losses arising from the exercise of the voting arrangements set out in
Section 4.10 of the Deposit Agreement on the grounds that voting in accordance with Section 4.10 of the Deposit Agreement is in violation of ROC law. In the event the Depositary does not receive such opinion, the Depositary will not grant the Depositary Authorization, but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law and will not cause the Deposited Securities to be voted.

            The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with Section 4.10 of the Deposit Agreement. The terms of Section 4.10 of the Deposit Agreement may be amended from time to time in accordance with the terms of the Deposit Agreement. By continuing to hold ADSs after the effective time of such amendment, all Holders and Beneficial Owners shall be deemed to have agreed to the terms of the Deposit Agreement as so amended.

            (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be substituted for and treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement securities, as applicable. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt by the Depositary of
(a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not: (1) such exchange, conversion or replacement requires registration of such securities under the Securities Act and/or Exchange Act or (2) such exchange, conversion or replacement of such securities as then contemplated is exempt from the registration requirements of the Securities Act and/or Exchange Act and (b) a written opinion of ROC counsel (reasonably satisfactory to the Depositary) stating that (1) such exchange, conversion or replacement does not violate the laws or regulations of the Republic of China and (2) all requisite regulatory consents and approvals relating to such exchange, conversion or replacement have been obtained in the Republic of China, execute and deliver additional Receipts as in the case of a dividend of Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained herein, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of the Company 's counsel, satisfactory to the Depositary, that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

            (18) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God, terrorism or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the

Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADS or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this Receipt.

            (19) Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including reasonable fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary). The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Deposit Agreement. Provided that the Depositary acts or omits to act in good faith and without negligence, the Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company. Nothing in this Receipt or in the Deposit Agreement shall cause the Depositary or any of its agents to incur any liability as a result of any action or failure to act by any trustee under a Trust Deed governing the Bonds.

            (20) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its immediate predecessor other than as contemplated in the Deposit Agreement. The immediate predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all rights, titles and interests to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            (21) Amendment/Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

            (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least thirty
(30) days prior to the date fixed in such notice for such termination. If sixty
(60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder of a Receipt will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Paragraph (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth and subject always to the restrictions on withdrawal as may be in effect under the laws and regulations of the Republic of China, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six (6) months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

            (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

            (24) Certain Rights of the Depositary; Limitations. Subject always to the laws and regulations of the Republic of China and to the further terms and provisions of this Paragraph (24) and Section 5.10 of the Deposit Agreement, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that the Depositary may, to the extent permitted by applicable law, (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Deposited Securities only upon the prior receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction in (i) above a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above. Each such Pre-Release Transaction will be
(a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Deposited Securities are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities in its records and to hold such Eligible Securities in trust for the Depositary until such Eligible Securities are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.

            The Depositary may also set limits with respect to the number of ADSs and Eligible Securities involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). Temporary COP ADSs, Temporary EC ADSs, Certificate of Payment and Entitlement Certificates shall not be eligible for Pre-Release Transactions hereunder.

            In addition, to the extent permitted under applicable law, in its capacity as Depositary, the Depositary may, when a Holder of ADSs so requests, cause the Deposited Shares to be sold and deliver the proceeds of the sale prior to the receipt and cancellation of ADSs (each such transaction a "Pre-Cancellation Sale") prior to the receipt of ADSs for cancellation. Each such Pre-Cancellation Sale will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom the proceeds of the sale of Deposited Securities are to be delivered which, (i) represents that at the time of the Pre-Cancellation Sale, the Applicant or its customer owns the ADSs that are to be delivered by the Applicant under such Pre-Cancellation Sale,
(ii) agrees to indicate the Depositary as owner of such ADSs in its records and to hold such ADSs in trust for the Depositary until such ADSs are delivered to the Depositary, (iii) unconditionally guarantees to deliver to the Depositary such ADSs, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.

            The Depositary will normally limit the number of Deposited Securities involved in such Pre-Cancellation Sales at any one time to thirty percent (30%) of the Deposited Securities outstanding, provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

            FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing
________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.


Dated:                                  Name:
                                              ----------------------------------
                                              By:
                                              Title:

                                        NOTICE: The signature of the Holder to
                                        this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                        If the endorsement be executed by an
                                        attorney, executor, administrator,
                                        trustee or guardian, the person
                                        executing the endorsement must give
                                        his/her full title in such capacity and
                                        proper evidence of authority to act in
                                        such capacity, if not on file with the
                                        Depositary, must be forwarded with this
                                        Receipt.

                                        All endorsements or assignments of
                                        Receipts must be guaranteed by a member
                                        of a Medallion Signature Program
                                        approved by the Securities Transfer
                                        Association, Inc.

SIGNATURE GUARANTEED

                                     Legends

      [The Receipts issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the Receipt: "This Receipt evidences American Depositary Shares representing partial entitlement' [common shares][interests in the global Certificates of Payment][Entitlement Certificates] of AU Optronics Corp., and as such do not entitle the holders thereof to the same per-security entitlement as other [common shares][interests in the global Certificates of Payment][Entitlement Certificates] (which are 'full entitlement' [common shares][interests in the global Certificates of Payment][Entitlement Certificates]) issued and outstanding at such time. The American Depositary Shares represented by this Receipt shall entitle holders to distributions and entitlements identical to other American Depositary Shares when the [common shares][interests in the global Certificates of Payment][Entitlement Certificates] represented by such American Depositary Shares become 'full entitlement' [common shares][interests in the global Certificates of Payment][Entitlement Certificates]".]

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

            All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.    Depositary Fees

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

--------------------------------------------------------------------------------------------------------------------
                Service                                  Rate                              By Whom Paid
--------------------------------------------------------------------------------------------------------------------
(1)      Issuance of ADSs upon deposit   Up to $5.00 per 100 ADSs (or          Person for whom deposits are made
         of Eligible Securities          fraction thereof) issued.             or person receiving ADSs.
         (including issuance of (i)
         EC ADSs upon deposit of
         Entitlement Certificates and
         (ii) COP ADSs upon deposit
         of Certificate(s) of
         Payment, but, excluding
         issuances contemplated by
         paragraphs (3)(b) and (5)
         below).
--------------------------------------------------------------------------------------------------------------------
(2)      Delivery of Deposited           Up to $5.00 per 100 ADSs (or          Person surrendering ADSs or making
         Securities, property and        fraction thereof) surrendered.        withdrawal.
         cash against surrender of
         ADSs.
--------------------------------------------------------------------------------------------------------------------
(3)      Distribution of (a) cash        No fee, so long as prohibited by      Person to whom distribution is made.
         dividend or (b) ADSs            the exchange upon which the ADSs
         pursuant to stock dividends     are listed.  If the charging of
         (or other free distribution     such fee is not prohibited, the
         of stock).                      fees specified in (1) above shall
                                         be payable in respect of a
                                         distribution of ADSs pursuant to
                                         stock dividends (or other free
                                         distribution of stock) and the fees
                                         specified in (4) below shall be
                                         payable in respect of distributions
                                         of cash.
--------------------------------------------------------------------------------------------------------------------
(4)      Distribution of cash proceeds   Up to $2.00 per 100 ADSs (or          Person to whom distribution is made.
         (i.e., upon sale of rights      fraction thereof) held.
         and other entitlements).
--------------------------------------------------------------------------------------------------------------------
(5)      Distribution of ADSs pursuant   Up to $5.00 per 100 ADSs (or          Person to whom distribution is made.
         to exercise of rights to        fraction thereof) issued.
         purchase additional ADSs.
--------------------------------------------------------------------------------------------------------------------

II.   Charges

            Holders, Beneficial Owners, persons depositing Eligible Securities for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Deposited Securities on the share register and applicable to transfers of Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Eligible Securities or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Eligible Securities, Deposited Securities, ADSs and ADRs; and

(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

Form of Certification Upon Withdrawal.

                                                                       EXHIBIT C

               Certification and Agreement of Persons Surrendering
                      ADSs for the Purpose of Withdrawal of
               Deposited Securities Pursuant to Section 2.7 of the
                                Deposit Agreement

Citibank, N.A.
ADR Department
111 Wall Street
New York, New York 10043

                             Re: AU Optronics Corp.

            We refer to the Deposit Agreement, dated as of May 29, 2002 (the "Deposit Agreement"), among AU Optronics Corp. (the "Company"), CITIBANK, N.A., as Depositary, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

            1. We are surrendering ADSs or giving withdrawal instructions through DTC in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the ADSs (the "Shares") pursuant to Section 2.7 of the Deposit Agreement.

            2. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

     (please check the applicable box in (a) below and fill in the missing information in (b) below, as appropriate)

|_|   (a)   |_| We are (it is) a "Related Person" of the Company (as defined below).

                                       or

            |_| We are (it is) not a "Related Person" of the Company (as defined below).

                                       AND

|_|   (b)(i)    We will own ____________________ Shares of the Company, after
                                (fill in)        cancellation of the ADSs
                                                 surrendered hereby (do not
                                                 include Shares represented by
                                                 ADSs included in (b)(ii)
                                                 below);

                                       and

        (ii)    We will own ____________________ ADSs representing Shares of the
                                (fill in)        Company, after cancellation of
                                                 the ADSs surrendered hereby.

            3. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

      (i) We are (or the person for the account of which we are acting is) the Beneficial Owner of the ADSs hereby surrendered to the Depositary for withdrawal of the Shares represented thereby;

            AND

      (ii) We hereby certify that the following information is true and correct:

            Name of Beneficial Owner of ADSs: __________________________________

            Address of Beneficial Owner of ADSs: _______________________________
            ____________________________________________________________________
            ____________________________________________________________________

            Nationality of Beneficial Owner of ADSs: ___________________________

            Name of recipient of Shares withdrawn hereby ("Recipient"): ________

            Nationality of Recipient: __________________________________________

            Identity Number of Recipient (only required, if Recipient in a ROC person): ___________________________________________________________

            Number of ADSs surrendered hereby: _________________________________

            Number of Shares withdrawn hereby and registered in the name of the
            Recipient: _________________________________________________________

            The aggregate number of Shares and other certificates evidencing Shares, Recipient has received upon all withdrawals since execution of this Deposit Agreement: _________________________

            Date: ______________________________________________________________

            4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraphs 1 through 3 hereof that are applicable to it.

________________________________________________________________________________

A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

      (a)   (i)   a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the chairman of the Company, or the spouse or member of the immediate second family of the chairman of the board of directors or general manager of the Company;

            (ii) a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization's total funds;

            (iii) a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or departmental head reporting to the general manager;

            (iv) the spouse of a director, supervisor or general manager of the Company; or

            (v) a member of the immediate or second immediate families of the Company's chairman of the board of directors or general manager.

                  OR

      (b)   a person or entity that has control or influence over the Company.

                                                Very truly yours,

                                                [NAME OF CERTIFYING ENTITY]


                                                By:
                                                    ----------------------------
                                                    Name
                                                    Title: